BARNES & THORNBURG LLP	Exhibit 8

11 South Meridian Street Indianapolis, IN 46204-3535 U.S.A. (317) 236-1313 Fax (317) 231-7433

www.btlaw.com

November 26, 2007
American General Finance Corporation
601 N.W. Second Street
Evansville, Indiana 47708

Re:	IncomeNotes with Maturities of
9 Months or More from Date of Issue
Ladies and Gentlemen:
     We have acted as United States tax counsel for American General Finance Corporation, an Indiana corporation (the “Company”), in connection with the issuance and sale by the Company of the Company’s IncomeNotes with maturities of 9 months or more from date of issue (the “Notes”), pursuant to:
     (a) the Company’s Registration Statement on Form S-3, Registration No. 333-136056 (the “Registration Statement”), and the Prospectus constituting a part thereof, dated July 26, 2006, relating to the issuance from time to time of debt securities of the Company pursuant to Rule 415 promulgated under the Securities Act of 1933 (the “1933 Act”); and
     (b) the Prospectus Supplement, dated November 26, 2007, to the above-mentioned Prospectus relating to the Notes and filed with the Securities Exchange Commission (the “Commission”) pursuant to Rule 424 promulgated under the 1933 Act (the Prospectus dated July 26, 2006, and the Prospectus Supplement dated November 26, 2007, including the documents incorporated by reference therein pursuant to Item 12 of Form S-3 under the 1933 Act, being hereinafter collectively referred to as the “Prospectus”).
     You have requested our opinion regarding certain United States federal income tax matters in connection with the offering of the Notes. The terms of the Notes are described in the Prospectus.
     We are of the opinion that the information set forth in the Prospectus under the caption “CERTAIN UNITED STATES FEDERAL INCOME TAX CONSEQUENCES” accurately summarizes the United States federal income tax consequences purported to be described therein, all based on laws, regulations, rulings and decisions in effect on the date hereof.
     We consent to the filing of this opinion as an exhibit to the Registration Statement.

Yours very truly,

BARNES & THORNBURG LLP

By	/s/ Timothy J. Riffle

a Partner
TJR:rjf
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